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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                                November 11, 1998
               (Date of Report - Date of Earliest Event Reported)



                           NATIONAL AUTO CREDIT, INC.
             (Exact name of registrant as specified in its Charter)





         DELAWARE                         1-11601                34-1816760
(State of other Jurisdiction of   (Commission File Number)     (IRS Employer
Incorporation or Organization)                               Identification No.)




                      30000 Aurora Road, Solon, Ohio 44139
              (Address of Principal Executive Offices and Zip Code)



                                 (440) 349-1000
              (Registrant's Telephone Number, Including Area Code)




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ITEM 5. OTHER EVENTS
        ------------

         On November 11, 1998, the Company issued the following press release:


National Auto Credit, Inc. (OCT:BB NAKD) announced today the pay-off of substantially all of its outstanding lender debt totaling approximately $34.9 million. The Company was able to make this payment utilizing a portion of a $46.7 million federal income tax refund, which was received on November 9, 1998.



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                                   SIGNATURES

Pursuant to the requirements of Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                     NATIONAL AUTO CREDIT, INC.
                                            (Registrant)


Date:   November 12, 1998            BY:  /s/Davida S. Howard
    ------------------------              --------------------------------------
                                          Vice President-Finance and Controller